AGREEMENT AND PLAN OF MERGER


                                 WITH RESPECT TO


                             DUFOUR PETROLEUM, INC.


                                       AND


                        PURCHASE AGREEMENT PERTAINING TO


                 REMAINING FLARE, LLC MEMBERSHIP INTERESTS



                          AGREEMENT AND PLAN OF MERGER
                                 WITH RESPECT TO
                             DUFOUR PETROLEUM, INC.
                                       AND
                        PURCHASE AGREEMENT PERTAINING TO
                REMAINING FLARE, L.L.C. MEMBERSHIP INTERESTS

      THIS AGREEMENT AND PLAN OF MERGER WITH RESPECT TO DUFOUR PETROLEUM, INC. AND PURCHASE AGREEMENT PERTAINING TO REMAINING FLARE, L.L.C. MEMBERSHIP INTERESTS (this "Agreement") dated as of March 11, 1999, is made by and among the following parties (hereinafter collectively referred to as the "Parties" and individually as a "Party"): MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation ("Midcoast"); MAGNOLIA RESOURCES, INC., a Mississippi corporation ("Magnolia); DPI/MIDCOAST, INC., a Mississippi corporation ("DPI/Midcoast"); DUFOUR PETROLEUM, INC., a Mississippi corporation ("DPI"); CURTIS J. DUFOUR, III, and wife, DONNA M. DUFOUR (collectively, the "DPI Shareholders"); JAMES D. LAUGHLIN, MICHAEL E. HOWELL, GREG A. HAEUSLER, GREG L. ROBBINS, DEWAY GREENE, RONALD R. LUBRITZ, and DAVID I. HIRSCH (collectively, the "Flare Minority Owners").

                              W I T N E S S E T H:

      WHEREAS, Dufour Petroleum, Inc. is taxed as a "C" corporation and all of its issued and outstanding shares of capital stock are owned fifty percent (50%) by Curtis Dufour, III and fifty percent (50%) by Donna M. Dufour; Dufour Petroleum, Inc. owns eighty percent (80%) of all of the issued and outstanding membership interests of Flare, L.L.C. ("Flare"), which is a Mississippi limited liability company taxed as a partnership; and the Flare Minority Owners collectively own the remaining twenty percent (20%) of all of the issued and outstanding membership interests of Flare, as follows: James D. Laughlin, five percent (5%); Michael E. Howell, three percent (3%); Greg A. Haeusler, two percent (2%); Greg L. Robbins, two and one-half percent (2.5%); Deway Greene, two and one-half percent (2.5%); Ronald R. Lubritz, two and one-half percent (2.5%); and David I. Hirsch, two and one-half percent (2.5%); and

      WHEREAS, the DPI Shareholders desire to merge DPI with and into DPI/Midcoast, a wholly-owned subsidiary of Midcoast with DPI/Midcoast as the surviving corporation of the merger, subject to the terms and conditions of this Agreement; and the Flare Minority Owners desire to sell and convey to Magnolia, a wholly-owned subsidiary of Midcoast, contemporaneously therewith all of their respective membership interests of Flare, subject to the terms and conditions of this Agreement; and

      WHEREAS, Midcoast desires for DPI to merge with and into DPI/Midcoast, with DPI/Midcoast as the surviving corporation of the merger, subject to the terms and conditions of this Agreement; and Magnolia desires to purchase and acquire from the Flare Minority Owners all of their respective membership interests of Flare, subject to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Parties hereby agree as follows:

      1. DEFINITIONS.

      "ACTUAL VALUE" has the meaning set forth in Section 4 of this Agreement.

      "ACQUISITION EFFECTIVE DATE" shall have the meaning set forth in Section 5 of this Agreement.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "AFFILIATED GROUP" means any affiliated group within the meaning of Code
Section 1504.

      "BASE CONSIDERATION" has the following meanings: (a) with respect to the DPI Shareholders, the meaning set forth in Section 2(b) of this Agreement; and
(b) with respect to the Flare Minority Owners, the meaning set forth in Section 3(b) of this Agreement.

      "CAPITAL COST" means the actual out-of-pocket cost incurred to develop, design and build a project through the point of successful initial operation, including actual dedicated time of management (excluding any indirect corporate general and administrative allocation).

      "CLAIMS" means all demands, claims, actions, investigations, causes of action, proceedings, arbitrations, injunctions, hearings, orders, rulings and decrees, whether or not ultimately determined to be valid.

      "CLOSING" has the meaning set forth in Section 5 of this Agreement.

      "CLOSING DATE" has the meaning set forth in Section 5 of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONTINGENT DEFERRED CONSIDERATION" means: (a) with respect to the Merger of DPI into DPI/Midcoast, the total consideration which may be payable by Midcoast to the DPI Shareholders subsequent to Closing pursuant to Section 2(d) of this Agreement; and, (b) with respect to the purchase of membership interests of Flare by Magnolia from the Flare Minority Shareholders, the total consideration which may be payable by Midcoast to the Flare Minority Owners pursuant to Section 3(d) of this Agreement.

      "DISCLOSURE SCHEDULE" means the schedule attached to this Agreement in which the DPI Shareholders and the Flare Minority Owners disclose certain matters with respect to their representations and warranties made under this Agreement to Midcoast and DPI/Midcoast.

      "DPI" means Dufour Petroleum, Inc.

      "DPI PROJECTS" means the proposed long term projects of Dufour Petroleum, Inc. set forth on EXHIBIT B attached hereto and made a part hereof.

      "DPI SHAREHOLDERS" means Curtis J. Dufour, III and Donna M. Dufour.

      "DPI DRAFT BALANCE SHEET" has the meaning set forth in Section 4 of this Agreement.

      "EBITDA PROJECTION" means: (a) with respect to each individual DPI Project, Midcoast and DPI's projected average annual gross operating revenues, less average annual operating expenses projected by them for such period (excluding general and administrative overhead costs) before interest, income taxes, depreciation and amortization, computed over the first ten (10) years after the Project becomes operational, with consideration being given to (i) the reasonable salvage value of the equipment at the end of the Project, (ii) the term of the contract(s), and (iii) the long term economic viability of the project; and (b) with respect to each individual Flare Project, Midcoast and DPI's projected average annual gross operating revenues, less the average annual operating expenses projected by them before interest, income taxes, depreciation and amortization, computed over the first ten (10) years after the Project becomes operational, with consideration being given to (i) the reasonable salvage value of the equipment at the end of the Project, (ii) the term of the contract(s) and (iii) the long term viability of the project.

      "EFFECTIVE DATE" shall have the meaning set forth in Section 5 of this Agreement.

      "ENCUMBRANCE" means any mortgage, pledge, lien, encumbrance, charge, other security interest or defect in title.

      "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" has the meaning given to that term in Section 7(a)(10)(i) of this Agreement.

      "EQUIPMENT BASE PAYMENT" shall have the meaning set forth in Section 2(d) and 3(d) of this Agreement.

      "FIRPTA CERTIFICATE" shall have the meaning set forth in Section 8(c) of this Agreement.

      "FLARE DRAFT BALANCE SHEET" has the meaning set forth in Section 4 of this Agreement.

      "FLARE EQUIPMENT" means the equipment owned by Flare, LLC and listed on EXHIBIT E attached hereto and made a part hereof.

      "FLARE MINORITY OWNERS" means James D. Laughlin, Michael E. Howell, Greg
A. Hauesler, Greg L. Robbins, Deway Greene, Ronald L. Lubritz and David I.
Hirsch.

      "FLARE PROJECTS" means the proposed long term projects of Flare, LLC set forth on EXHIBIT D attached hereto and made a part hereof.

      "GAAP" means U.S. generally accepted accounting principles consistently applied as in effect from time to time.

      "GOVERNMENTAL AUTHORITY" means the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

      "HAZARDOUS SUBSTANCES" means all materials, substances and wastes which are regulated under any Environmental Law or which may form the basis for liability under any Environmental Law.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INDEMNIFIED PARTY" has the meaning set forth in Section 9(f) of this Agreement.

      "INDEMNIFYING PARTY" has the meaning set forth in Section 9(f) of this Agreement.

      "KNOWLEDGE" means actual knowledge and, in reference to DPI and/or Flare, includes any of the current shareholders or members, officers, and directors of DPI and Flare and also includes David Parsons, Melanie Walker, and George Gillespie.

      "LAWS" means any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

      "LIABILITIES" means all debts, liabilities, obligations, losses, damages, costs and expenses (including, without limitation, prejudgment interest and postjudgment interest), penalties, fines, taxes, liens, court costs, judgments, awards, settlements, assessments, and attorneys' and accountants' fees and expenses (including, without limitation, those incurred in investigating and defending any Claims indemnified and those incurred in enforcing any indemnity obligation), but excluding any consequential damages or operating losses.

      "LONG TERM DEBT" means all liabilities other than current liabilities, as determined in accordance with GAAP.

      "MERGER" has the meaning set forth in Section 2(a) of this Agreement.

      "MERGER EFFECTIVE DATE" has the meaning set forth in Section 5 of this Agreement.

      "MIDCOAST" means Midcoast Energy Resources, Inc.

      "MIDCOAST COMMON STOCK" means shares of common stock, par value $.01 per share, of Midcoast Energy Resources, Inc.

      "MIDCOAST   SUB"  means  Magnolia   Resources,   Inc.,  a  Mississippi
corporation.

      "MIDCOAST'S VALUE" has the meaning set forth in Section 4 of this Agreement.

      "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with the affected Party's past custom and practice (including with respect to quantity and frequency).

      "PARTIES" and "PARTY" have the meanings set forth in the first paragraph of this Agreement.

      "PERMITTED ENCUMBRANCES" means any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business; (ii) any obligations or duties reserved to or vested in any municipality or other Governmental Authority to regulate any of the Subject Assets in any manner, including all applicable Laws; (iii) liens securing rental payments under capital lease arrangements, and (iv) any Customary Post-Closing Consents.

      "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

      "PRELIMINARY CASH CONSIDERATION" has the following meanings: (a) with respect to DPI, the meaning set forth in Section 2(b)(2) of this Agreement; and
(b) with respect to Flare, the meaning set forth in Section 3(b)(2) of this Agreement.

      "PRELIMINARY STOCK CONSIDERATION" has the following meanings: (a) with respect to DPI, the meaning set forth in Section 2(b)(1) of this Agreement.

      "RECORDS"   has  the  meaning  set  forth  in  Section  8(b)  of  this
Agreement.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's, and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "SELLERS' VALUE" has the meaning set forth in Section 4 of this Agreement.

      "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

      "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "THIRD PARTY CLAIM" means Claims asserted against a Party by a Person other than a Party to this Agreement.

      "WORKING CAPITAL" means the positive or negative difference between current assets and current liabilities, as determined in accordance with GAAP.

      2. THE TRANSACTION WITH THE DPI SHAREHOLDERS.

      (a) THE MERGER. Subject to the terms and conditions of this Agreement, at the Closing, DPI/Midcoast and DPI shall duly execute, and Midcoast shall promptly file with the Secretary of State of Mississippi, Articles of Merger, inclusive of a Plan of Merger, consistent with the provisions of this Agreement, whereby DPI is merged with and into DPI/Midcoast, with DPI/Midcoast as the surviving corporation of the Merger, and the separate existence of DPI shall cease (the "Merger"). At the Closing, the effect of the Merger shall be as provided by applicable statutes of the state of Mississippi. At the Closing, by virtue of the Merger, and without any action on the part of Midcoast,DPI/Midcoast, DPI or the DPI Shareholders, all of the issued and outstanding shares of capital stock of DPI shall be converted into the right to receive the Base Consideration provided for under Section 2(b) of this Agreement, and the Contingent Deferred Consideration provided for under Section 2(d) of this Agreement. Without limiting the generality of the foregoing, as of the Merger:

            (1) all property, rights, privileges, policies and franchises of DPI and DPI/Midcoast, together with all causes of action, proceedings and claims of DPI and DPI/Midcoast, shall vest in DPI/Midcoast (and to the extent any of the foregoing are not vested by operation of law the same shall thereupon be deemed automatically assigned by DPI to DPI/Midcoast without further act or deed) and all debts, liabilities and duties of DPI and DPI/Midcoast shall become the debts, liabilities and duties of DPI/Midcoast as the surviving corporation of the merger; and

            (2) the Articles of Incorporation and Bylaws of DPI/Midcoast, as in effect immediately prior to Closing, shall remain its Article of Incorporation and Bylaws thereafter, unless and until amended in accordance with their terms and as provided by law.

The Parties hereto acknowledge and agree that the merger contemplated hereby shall be treated for tax purposes as a tax-free reorganization under Section 368 of the Code and agree to take all actions necessary to cause such treatment to occur.

      (b) BASE CONSIDERATION AND RELEASES. Subject to the terms and conditions of this Agreement, at the Closing, as consideration for the merger, Midcoast, on behalf of DPI/Midcoast, shall:

            (1) issue and deliver collectively to the DPI Shareholders the number of shares of Midcoast Common Stock which is valued at Two Million Four Hundred Forty-Two Thousand Four Hundred Seventy-Eight Dollars ($2,442,478) based upon the average of the daily closing price on the American Stock Exchange for Midcoast Common Stock over the five (5) trading days immediately preceding the actual Closing Date, ("the Preliminary Stock Consideration"), in the respective percentage amounts set forth opposite their names on EXHIBIT A, subject, however, to the post-closing adjustments provided for under Section 2(c) of this Agreement;

            (2) pay to the DPI Shareholders, in the respective percentage amounts also set forth opposite their names on EXHIBIT A, the collective sum in immediately available funds of Two Million Nine Hundred Eighty-Five Thousand Two Hundred Fifty Dollars ($2,985,250) (the "Preliminary Cash Consideration"), subject, however, to the post-closing adjustments provided for under Section 2(c) of this Agreement; and

            (3) secure releases of all personal guaranties of the DPI Shareholders as to debt of DPI and Flare.

(The collective amounts of the Preliminary Stock Consideration and the Preliminary Cash Consideration, after the respective adjustments made thereto under Section 2(c) of this Agreement, are hereinafter sometimes referred to as the "Base Consideration" with respect to the DPI Shareholders.) The Midcoast Common Stock shall consist of stock issued pursuant to a previous registration to the extent such stock exists in the treasury of Midcoast at the required time of delivery to the DPI Shareholders and the balance of said stock, if any, shall be previously unissued Midcoast Common Stock, for which no registration will be made. Said Midcoast Common Stock issued to the DPI Shareholders and all Midcoast Common Stock issued to the DPI Shareholders under this Agreement shall be restricted as to sell or trade by DPI Shareholders for twelve (12) months after delivery by Midcoast, except for by gift to donees who remain obligated to honor said restriction on sale or trade. Midcoast agrees to enter into a separate Registration Rights Agreement with the DPI Shareholders to "piggy-back" with the registration and sale of Midcoast Common Stock the Midcoast Common Stock transferred to the DPI Shareholders under this Agreement. The separate Registration Rights Agreement shall executed and delivered by Midcoast and the DPI Shareholders at the Closing.

      (c) POST CLOSING ADJUSTMENTS TO THE PRELIMINARY STOCK CONSIDERATION AND THE PRELIMINARY CASH CONSIDERATION. Following the Closing, the Preliminary Stock Consideration and the Preliminary Cash Consideration payable to the DPI Shareholders shall be adjusted according to the procedure set forth in Section 4 and in accordance with the following:

            (1) Debt with respect to DPI:

                  (i) if the debt (current and long term) of DPI on the Closing
            Date is less than $3,237,840, upward by an amount equal to one hundred percent (100%) of such deficiency; or

                  (ii) if the debt (current and long term) of DPI on the Closing
            Date is greater than $3,237,840, downward by an amount equal to one hundred percent (100%) of such excess; and

            (2) Debt with respect to Flare:

                  (i) if the debt (current and long term) of Flare on the
            Closing Date is less than $2,268,039, upward by an amount equal to eighty percent (80%) of such deficiency; or

                  (ii) if the debt (current and long term) of Flare on the
            Closing Date is greater than $2,268,039, downward by an amount equal to eighty percent (80%) of such excess; and

            (3) The DPI Shareholders shall bear and pay all prepayment penalties, attorneys' fees, and other costs incurred in Midcoast's payment of the debt (excluding the leases) and obtaining of releases of liens and security interests covering assets of DPI.

            (4) Working Capital with respect to DPI:

                  (i) if the total of the Working Capital of DPI(excluding the current portion of long term debt and any other debt for which adjustment has otherwise been made under Section 2(c)(1) of this Agreement on the Closing Date plus the sum of $120,000.00 is less than one dollar ($1.00), downward by an amount equal to one hundred percent (100%) of such deficiency; or

                  (ii) if the total of the Working Capital of DPI (excluding the current portion of long term debt and any other debt for which adjustment has otherwise been made under Section 2(c)(l)of this Agreement on the Closing Date plus the sum of $120,000.00 is greater than one dollar ($1.00), upward by an amount equal to one hundred percent (100%) of such excess.

            (5) Working Capital with respect to Flare:

                  (i) if the Working Capital of Flare (excluding the current portion of long term debt, excluding any other debt for which adjustment has otherwise been made pursuant to Section 2(c)(2)of this Agreement, and excluding cash receipts and cash disbursements pertaining to the Calumet and Stocker projects) of Flare on the Closing Date is less than one dollar ($1.00), downward by an amount equal to eighty percent (80%) of such deficiency; or

                  (ii) if the Working Capital of Flare (excluding the current portion of long term debt, excluding any other debt for which adjustment has otherwise been made under Section 2(c)(2) of this Agreement, and excluding cash receipts and cash disbursements pertaining to the Calumet and Stocker projects) of Flare on the Closing Date is greater than one dollar ($1.00), upward by an amount equal to eighty percent (80%) of such excess.

All such adjustments (whether positive or negative) shall be made forty-five percent (45%) to the Preliminary Stock Consideration and fifty-five percent (55%) to the Preliminary Cash Consideration. Adjustment to the Preliminary Cash Consideration of this Agreement shall be paid in immediately available funds by wire transfer or other means within three (3) business days after such that determination has been made and such adjustment to the Preliminary Stock Consideration shall be effected by the transfer of Midcoast Common Stock within ten (10) days after such final determination has been made. The number of shares of Midcoast Common Stock to be transferred shall be determined by the value based upon the average of the daily closing price on the American Stock Exchange (or New York Stock Exchange if then listed on such exchange) over the five (5) trading days immediately preceding June 11, 1999.

      (d) CONTINGENT DEFERRED CONSIDERATION.

            (1) WITH RESPECT TO DPI. Subject to the terms and conditions of this Agreement, Midcoast, on behalf of DPI/Midcoast, agrees to pay and deliver to the DPI Shareholders, as set forth in Section 2(d)(3) and in the respective percentage amounts set forth opposite their names on EXHIBIT A, additional consideration for the Merger, consisting of fifty-five percent (55%) cash and forty-five percent (45%) Midcoast Common Stock, as and when DPI or its successor in interest, within three (3) years following Closing, enters into the necessary contracts to commence a DPI Project(s) and the DPI Project(s) is started-up, all as hereinafter more particularly set forth. The number of shares of Midcoast Common Stock shall be determined based upon the average of the daily closing price on the American Stock Exchange (or New York Stock Exchange if then listed on such exchange) for Midcoast Common Stock over the five (5) trading days immediately preceding the date on which payment of Contingent Deferred Consideration is due the DPI Shareholders. This Contingent Deferred Consideration will be calculated with respect to each of the DPI Projects which DPI elects to enter into and which are placed under contract and started-up in each such year pursuant to the following formula:




                     EBITDA Projection times four (4), less Capital Cost of the DPI Project.

      It is understood by the Parties that consideration for the transportation and margin relating to liquids purchased by Diversified in the Diversified Chemical Project is included in the Base Consideration stated in Section 2(b) above. It is further understood that Midcoast and DPI/Midcoast shall have no duty or obligation to the DPI Shareholders or the Flare Minority Owners to enter into any DPI Project, at any time or times; it being understood and agreed that any decision to enter into a DPI Project shall be determined solely by the arrangement and/or the Board of Directors of Midcoast based upon economic criteria, risk evaluation, profitability, corporate goals and other factors which may vary from time-to-time. The Parties agree that for purposes of calculating EBITDA under Section 2(d)(1), EBITDA shall not include any corporate general, administrative, or overhead expense allocation for Midcoast, except those costs of management personnel directly attributable to the operation of the DPI Projects. Furthermore, if Midcoast, DPI/Midcoast or DPI pays off any or all of the leases presently held by DPI, then the DPI threshold amounts under (i),(ii) and/or (iii) hereinafter, as applicable, shall be increased for such year in which the pay-off occurs by the amount of the lease payments that would have been made during such year had the payoff not occurred and for all subsequent years by the amount of the lease payments that would have been made during each such subsequent year had the payoff not occurred. None of the revenues and expenses pertaining to the DPI Projects listed on EXHIBIT B hereto shall be taken into account in determining DPI's EBITDA calculations for purposes of determining whether DPI's threshold amounts have been met under (i),(ii) and (iii) hereinafter. Notwithstanding the calculation and payment of Contingent Deferred Consideration pursuant to the above formula:

                  (i) If it is determined that DPI or its successor did not
            reach an annual EBITDA threshold of $1,651,397 ("Annual DPI Threshold") for the first year of the Agreement (January 1, 1999 through December 31, 1999) and if Contingent Deferred Consideration has been paid for said first year under Section 2(d) hereof, the DPI Shareholders shall be required to repay to Midcoast, within fifteen
            (15) days of said determination, the lesser of: (aa) the amount of Contingent Deferred Consideration calculated and paid by Midcoast to the DPI Shareholders under Section 2(d) for the first year of this Agreement or (bb) the difference between the DPI EBITDA for the first year and the Annual DPI Threshold;

                  (ii) If it is determined that DPI or its successor did not reach a cumulative EBITDA threshold of $3,302,794 for the first year (January 1, 1999 through December 31, 1999) and second year (January 1, 2000 through December 31, 2000) of the Agreement and if Contingent Deferred Consideration has been paid for either or both of the first year and said second year under Section 2(d), the DPI Shareholders shall be required to repay to Midcoast, within fifteen
            (15) days of said determination, the difference between the cumulative EBITDA threshold of $3,302,794 and the cumulative actual EBITDA for the first year and said second year, not to exceed, however, the amount of the Retained Deferred Consideration (as hereinafter defined in this Section 2(d)(1). However, if the cumulative amount of actual EBITDA for the first year and said second year exceeds the cumulative EBITDA threshold of $3,302,794 (the "Excess EBITDA"), then Midcoast shall repay to the DPI Shareholders, on a nonrecourse basis solely out of the Contingent Deferred Consideration repaid by the DPI shareholders to it, the amount of the Excess EBITDA;

                  (iii) If it is determined that DPI or its successor did not reach a cumulative EBITDA of $4,954,191 for the first year (January 1, 1999 through December 31, 1999), the second year (January 1, 2000 through December 31, 2000), and the third year (January 1, 2001 to December 31, 2001) of the Agreement and if Contingent Deferred Consideration has been paid for any of the first year, the second year and said third year under Section 2(d), the DPI Shareholders shall be required to repay to Midcoast, within fifteen (15) days of said determination, the difference between the cumulative EBITDA threshold of $4,954,191 and the cumulative actual EBITDA for the first year, the second year and said third year not to exceed, however, the amount of the Retained Contingent Deferred Consideration. However, if the cumulative amount of the actual EBITDA for the first year, the second year and said third year exceeds the cumulative EBITDA threshold of $4,954,191 (the "Excess EBITDA") then Midcoast shall repay to the DPI Shareholders, on a nonrecourse basis solely out of the Contingent Deferred Consideration repaid by the DPI Shareholders to it, the amount of the Excess EBITDA.

In this Section 2(d)(1), the term "Retained Contingent Deferred Consideration" shall mean the amount of Contingent Deferred Consideration that is paid by Midcoast to the DPI Shareholders under Section 2(d) that has not been repaid to Midcoast under the provisions of Sections 2(d)(1)(i), 2(d)(1)(ii), and 2(d)(1)(iii).

            (2) WITH RESPECT TO FLARE.

                  (i) Subject to the terms and conditions of this Agreement, as additional consideration for the merger, Midcoast, on behalf of DPI/Midcoast, agrees to pay and/or deliver to the DPI Shareholders, as set forth in Section 2(d)(3) and in the respective percentage amounts set forth opposite their names on EXHIBIT A, additional consideration, consisting of fifty-five percent (55%) cash and forty-five percent (45%) Midcoast Common Stock, as and when Flare or its successor in interest, within three (3) years following Closing, enters into the necessary contracts to commence a Flare Project(s) and the Flare Project(s) is started-up, all as hereinafter more particularly set forth. The number of shares of Midcoast Common Stock to be included in any such payment shall be determined based upon the average of the daily closing price on the American Stock Exchange (or New York Stock Exchange if then listed on such exchange) for Midcoast Common Stock over the five (5) trading days immediately preceding the date on which payment of Contingent Deferred Consideration is due the DPI Shareholders. This Contingent Deferred Consideration will be calculated with respect to each of the Flare Projects for which Contingent Deferred Consideration is due, pursuant to the following formula:

                  Eighty percent (80%) of EBITDA Projection times four (4), less eighty percent (80%) of the Capital Cost of the Flare Project, excluding the value of the Flare Equipment (if Flare Equipment is used)

            Midcoast and DPI/Midcoast shall have no duty or obligation to the DPI Shareholders or the Flare Minority Owners to put any of the Flare Equipment into service on any of the Flare Projects, or any other projects, at any time or times; it being understood and agreed that any decision to put any of the Flare Equipment into service in connection with the Flare Projects, or any other projects, shall be determined solely by the management and/or the Board of Directors of Midcoast based upon economic criteria, risk evaluation, profitability, corporate goals and other factors which may vary from time-to-time.

                  (ii) Flare currently owns equipment ("Flare Equipment") that is described on EXHIBIT E. For each item of Flare Equipment that is placed into operation by Flare or its successor in interest, within three (3) years following Closing, the DPI Shareholders will receive additional consideration, under Section 2(d)(2)(i), payable as described in that Section. For each item of Flare Equipment that is sold by Flare or its successor in interest and purchase funds are received by Flare or its successor, within three (3) years of Closing, the DPI Shareholders will receive, as set forth in Section 2(d)(3) and in the respective percentage amounts set forth opposite their names on Exhibit A, additional consideration, consisting of fifty-five percent(55%) cash and forty-five percent (45%) Midcoast Common Stock, calculated pursuant to the following formula:

                  Eighty percent (80%) of sales revenue from Flare Equipment, less eighty percent (80%) of the cost to recondition (based upon Flare's then current applicable published rate sheet) and transport the Flare Equipment and less eighty percent (80%) of related costs, times seventy-five percent (75%).

                  (iii) Midcoast, on behalf of DPI/Midcoast, agrees to pay
            and/or deliver to the DPI Shareholders, as set forth in Section 2(d)(3) and in the respective percentage amounts set forth opposite their names on Exhibit A, additional consideration for the Merger, consisting of fifty-five percent (55%)cash and forty-five percent (45%) Midcoast Common Stock, based upon the Flare Equipment that has not been placed into service and for which no consideration has been paid to the DPI Shareholders and the Flare Minority Owners under Sections 2(d)(i) and Section 3(d)(i) and which has not been sold and for which no consideration has been paid to the DPI Shareholders and Flare Minority Owners under Sections 2(d)(ii) and Section 3(d)(ii), said additional consideration to be determined by eighty percent (80%) of the liquidation value of the equipment.

                  (iv) The additional consideration which may hereafter become due by Midcoast to the DPI Shareholders and the Flare Minority Owners shall be calculated and determined on the basis provided above, but no payment shall be due by Midcoast to either the Flare Minority Owners or the DPI Shareholders for the amounts calculated unless and until the aggregate amounts calculated for both of them under Sections 2(d) and 3(d) shall exceed the sum of one million dollars ($1,000,000), said sum being that portion of the Base Consideration which is deemed by the Parties to be an advance payment made by Midcoast to the DPI Shareholders and the Flare Minority Owners (of which sum, eighty percent (80%) was allocated to the DPI Shareholders and included in the Base Consideration payable to them and twenty percent (20%) was allocated to the Flare Minority Owners and included in the Base Consideration payable to them) toward the calculations for additional consideration under Sections 2(d) and 3(d) (the "Equipment Base Payment"). Midcoast's obligation for additional consideration calculated under Sections 2(d) and 3(d) collectively for the Flare Minority Owners and the DPI Shareholders shall be limited, however, to two million five hundred dollars ($2,500,000), exclusive of the Equipment Base Payment.

                  (v) The Parties agree that for purposes of calculating actual
            EBITDA under Section 2(d)(2), EBITDA shall not include any corporate general, administrative, or overhead expense allocation for Midcoast, except those costs of management personnel directly attributable to the operation of the respective Flare Project. Furthermore, if Midcoast or Flare pays off any or all of the leases presently held by Flare, then the Flare threshold amounts under (i),
            (ii) and/or (iii) hereinafter, as applicable, shall be increased for such year in which the pay-off occurs by the amount of the lease payments that would have been made during such year had the payoff not occurred and for all subsequent years by the amount of the lease payments that would have been made during each such subsequent year had the payoff not occurred. None of the revenues and expenses pertaining to the Calumet and Stocker projects, the Flare Projects listed on EXHIBIT D hereto, or sales of Flare Equipment listed on EXHIBIT E hereto, shall be taken into account in Flare's EBITDA calculations for purposes of determining whether Flare's threshold amounts under (aa), (bb) or (cc) hereinafter have been met. Notwithstanding the calculation and payment of Contingent Deferred Consideration pursuant to the above formulas:

                        (aa) If it is determined that Flare or its successor did
                  not reach an annual EBITDA threshold of $420,000 ("Annual Flare Threshold") for the first year of the Agreement (January 1, 1999 through December 31, 1999) and if Contingent Deferred Consideration has been paid for said first year under Section 2(d) hereof, the DPI Shareholders shall be required to repay to Midcoast, within fifteen (15) days of said determination, the lesser of: (aaa) the amount of Contingent Deferred Consideration calculated and paid by Midcoast to the DPI Shareholders for the first year of this Agreement or (bbb) eighty percent (80%) of the difference between the Flare EBITDA for the first year and the Annual Flare Threshold;

                        (bb) If it is determined that Flare did not reach a
                  cumulative EBITDA threshold of $840,000 for the first year (January 1, 1999 through December 31, 1999) and second year (January 1, 2000 through December 31, 2000) of the Agreement and if Contingent Deferred Consideration has been paid for said second year under Section 2(d), the DPI Shareholders shall be required to repay to Midcoast, within fifteen (15) days of said determination, eighty percent (80%) of the difference between the cumulative EBITDA threshold of $840,000 and the cumulative actual EBITDA for the first year and said second year, not to exceed, however eighty percent (80%) of the amount of the Retained Deferred Consideration (as hereinafter defined in this Section 2(d)(2)). However, if the cumulative amount of the actual EBITDA for the first year and said second year exceeds the cumulative EBITDA threshold of $840,000 (the "Excess EBITDA"), then Midcoast shall repay to the DPI Shareholders, on a nonrecourse basis solely out of the Contingent Deferred Consideration repaid by the DPI Shareholders to it, eighty percent (80%) of the amount of the Excess EBITDA;

                        (cc) If it is determined that Flare did not reach a
                  cumulative EBITDA threshold of $1,260,000 for the first year (January 1, 1999 through December 31, 1999), the second year (January 1, 2000 through December 31, 2000), and the third year (January 1, 2001 to December 31, 2001) of the Agreement and if Contingent Deferred Consideration has been paid for said third year under Section 2(d) and/or for the liquidation value of the Equipment under Section 2(d), the DPI Shareholders shall be required to repay to Midcoast, within fifteen (15) days of said determination, eighty percent (80%) of the difference between the cumulative EBITDA threshold of $1,260,000 and the cumulative actual EBITDA for the first year, the second year and said third year, not to exceed, however, the amount of the Retained Deferred Consideration (as hereinafter defined in this Section 2(d)(2). However, if the cumulative amount of the actual EBITDA for the first year, the second year and said third year exceeds the cumulative EBITDA threshold of $1,260,000 (the "Excess EBITDA"), then Midcoast shall repay to the DPI Shareholders, on a nonrecourse basis solely out of the Contingent Deferred Consideration repaid by the DPI Shareholders to it, eighty percent (80%) of the amount of the Excess EBITDA.

In this Section 2(d)(2), the term "Retained Contingent Deferred Consideration" shall mean the amount of Contingent Deferred Consideration that is paid by Midcoast to the DPI Shareholders under Section 2(d) that has not been repaid to Midcoast under the provisions of Sections 2(d)(2)(v)(aa), 2(d)(2)(v)(bb), and 2(d)(2)(v)(cc).

            (3) On or before the expiration of sixty (60) days after the execution of the necessary contracts to perform each of the respective DPI Projects and/or Flare Projects and actual start-up of the respective project [as described in Section 2(d)(1) and 2(d)(2)(i)] and/or within sixty (60) days after receipt of sales proceeds for each piece of Flare Equipment [as described in Section 2(d)(2)(ii)] and/or within fifteen (15) days following three (3) years from Closing [as described in paragraph 2(d)(2)(iii)], as applicable, Midcoast shall prepare and deliver to the DPI Shareholders and the Flare Minority Owners a proposed proforma describing any additional consideration due the Flare Shareholders, if any. The DPI Shareholders and the Flare Minority Owners shall have thirty
      (30) days within which to accept or reject the draft proforma. If the DPI Shareholders and the Flare Minority Owners accept the draft proforma, the additional cash consideration for the merger will be paid within three (3) business days after such acceptance and the additional stock consideration shall be effected by the transfer of Midcoast Common Stock within ten (10) days after such acceptance. If the DPI Shareholders and the Flare Minority Owners reject the draft proforma, and, failing to reach agreement within thirty (30) days from the date of rejection of said draft performa, the parties shall submit the issue to binding arbitration pursuant to Section 12 of this Agreement.


         (4) Within seventy-five (75) days following the end of each of the first three (3) years of the Agreement, Midcoast shall prepare and deliver to the DPI Shareholders a calculation of the DPI EBITDA and the Flare EBITDA for the previous calendar year to be used by the parties in determining EBITDA for the previous calendar year of the Agreement, and Midcoast will simultaneously deliver to the Flare Minority Owners a copy of the calculation of the Flare EBITDA for similar purposes. The DPI Shareholders and Flare Minority Owners shall have thirty (30) days within which to accept or reject the calculations of the DPI EBITDA and the Flare EBITDA prepared by Midcoast. If the DPI Shareholders and Flare Minority Owners accept the DPI EBITDA and/or the Flare EBITDA calculations, any repayments pursuant to the accepted DPI EBITDA and/or the Flare EBITDA calculation shall be made within fifteen (15) days of said acceptance. If the DPI Shareholders and Flare Minority Owners reject the DPI EBITDA or Flare EBITDA calculation, any dispute will be resolved in a similar manner as the dispute resolution provisions stated in Section 4(d), 4(e), and 4(f).

      3. THE TRANSACTION WITH THE FLARE MINORITY OWNERS.

      (a) PURCHASE OF MEMBERSHIP INTERESTS. On and subject to the terms and conditions of this Agreement, contempor-aneously with the consummation of the Merger and expressly conditioned thereupon, Magnolia agrees to purchase and acquire from the Flare Minority Owners, and the Flare Minority Owners collectively agree to sell and convey to Magnolia, free and clear of all Encumbrances, all of the issued and outstanding Company Membership Interests, other than those owned by DPI, for the Base Consideration provided for under
Section 3(b) of this Agreement (subject to the adjustments provided for under Section 3(c) of this Agreement) and the Contingent Deferred Consideration provided for under Section 3(d) of this Agreement.

      (b) BASE CONSIDERATION AND RELEASES. Subject to the terms of this Agreement, at the Closing, as base consideration for the purchase of the Flare membership interests owned by the Flare Minority Owners, Magnolia shall:

            (1) pay, issue and/or deliver collectively to the Flare Minority Owners, in the respective percentage share amounts set forth opposite their names under Column B on Exhibit C-1, base consideration of One Hundred Sixty Six Thousand Three Hundred Ninety-Two Dollars ($166,392), said consideration to be paid in cash, as set forth on Exhibit C-2, subject, however, to the post-closing adjustments provided for under
      Section 3(c) of this Agreement; and

            (2) secure releases of all personal guaranties of the Flare Minority Owners as to debt of Flare.

(The collective amounts of the Preliminary Cash Consideration, after the respective adjustments made thereto under Section 3(c) of this Agreement, are hereinafter sometimes referred to as the "Base Consideration" with respect to the Flare Minority Owners.)

      (c) POST CLOSING ADJUSTMENTS TO THE PRELIMINARY CASH CONSIDERATION. The Preliminary Cash Consideration payable to the Flare Minority Owners shall be adjusted following the Closing as follows:

            (1) Debt:

                  (i) if the Debt (current and long term) of Flare on the
            Closing Date is less than $2,268,039, upward by an amount equal to twenty percent (20%) of such deficiency; or

                  (ii) if the Debt (current and long term) of Flare on the
            Closing Date is greater than $2,268,039, downward by an amount equal to twenty percent (20%) of such excess; and

            (2) The DPI Shareholders and Flare Minority Owners, in the respective percentages of 80% and 20%, shall bear and pay all prepayment penalties, attorneys' fees, and other costs incurred in Midcoast's payment of the debt (including the leases) and obtaining of releases of liens and security interests covering assets of Flare.

            (3) Working Capital:

                  (i) if the Working Capital of Flare (excluding the current portion of long term debt, excluding any other debt for which adjustment has otherwise been made under Section 3(c)(1) of this Agreement, and excluding cash receipts and cash disbursements pertaining to the Calumet and Stocker projects) on the Closing Date is less than one dollar ($1.00), downward by an amount equal to twenty percent (20%) of such deficiency; or

                  (ii) if the Working Capital of Flare (excluding the current portion of long term debt, excluding and any other debt for which adjustment has otherwise been made under Section 3(c)(1) of this Agreement, and excluding cash receipts and cash disbursements pertaining to the Calumet and Stocker projects) on the Closing Date is greater than one dollar ($1.00), upward by an amount equal to twenty percent (20%) of such excess.

All such adjustments shall be made to each individual Flare Minority Owner as set forth on Exhibit C-2. Adjustment to the Preliminary Cash Consideration of this Agreement shall be paid in immediately available funds by wire transfer or other means within three (3) business days after such final determination has been made.

      (d) CONTINGENT DEFERRED CONSIDERATION.

            (1) Subject to the terms and conditions of this Agreement, as additional consideration for the purchase of the Flare membership interests other than those owned by DPI, Midcoast, on behalf of Magnolia, agrees to pay and/or deliver to the Flare Minority Owners, as set forth in
      Section 3(d)(5) and in the respective percentage amounts set forth opposite their names under Column B on EXHIBIT C-1, additional consideration, consisting of cash as and when Flare or its successor in interest, within three (3) years following Closing, enters into the necessary contracts to commence a Flare Project(s) and the Flare Project is started up, all as hereinafter more particularly set forth. The number of shares of Midcoast Common Stock to be included in any such payment shall be determined based upon the average of the daily closing price on the American Stock Exchange (or New York Stock Exchange if then listed on such exchange)for Midcoast Common Stock over the five (5) trading days immediately preceding the date in which payment of Contingent Deferred Consideration is due the Flare Minority Owners. This Contingent Deferred Consideration will be calculated with respect to each of the Flare Projects for which Contingent Deferred Consideration is due, pursuant to the following formula:

            Twenty percent (20%) of EBITDA Projection times four (4), less twenty percent (20%) of the Capital Cost of the Flare Project, excluding the value of the Flare Equipment (if Flare Equipment is used).

      Midcoast and Magnolia shall have no duty or obligation to the DPI Shareholders or the Flare Minority Owners to put any of the Flare Equipment into service on any of the Flare Projects, or any other projects, at any time or times; it being understood and agreed that any decision to put any of the Flare Equipment into service in connection with the Flare Projects, or any other projects, shall be determined solely by the management and/or the Board of Directors of Midcoast based upon economic criteria, risk evaluation, profitability, corporate goals and other factors which may vary from time-to-time.

            (2) Flare currently owns equipment ("Flare Equipment") that is described on EXHIBIT E. For each item of Flare Equipment that is placed into operation by Flare or its successor in interest, within three (3) years following the Closing, the Flare Minority Owners will receive additional compensation under Subsection 3(d)(1). For each item of Flare Equipment that is sold by Flare or its successor in interest and purchase funds are received by Flare or its successor, within the next three (3) years, the Flare Minority Owners will receive, as set forth in Section 3(d)(5) and in the respective percentage amounts set forth opposite their names under Column B on EXHIBIT C-1, additional consideration, consisting of cash in the manner set forth on EXHIBIT C-2, calculated pursuant to the following formula:

            Twenty percent (20%) of sales revenue from Flare Equipment, less twenty percent (20%) of the cost to recondition (based upon Flare's then current applicable published rate sheet) and transport the Flare Equipment and less twenty percent (20%) of related costs, times seventy-five percent (75%).

            (3) Midcoast, on behalf of Magnolia, agrees to pay and/or deliver to the Flare Minority Owners, as set forth in Section 3(d)(5) and in the respective percentage amounts set forth opposite their names on EXHIBIT C-1, additional consideration, consisting of cash, based upon the Flare Equipment that has not been placed into service and for which no consideration has not been paid to the DPI Shareholders and Flare Minority Owners under Sections 2(d)(2) and 3(d)(1) and which has not been sold and for which consideration has not been paid to the DPI Shareholders and Flare Minority Owners under Section 2(d)(2) and 3(d)(2), said additional consideration to be determined by twenty percent (20%) of the liquidation value of the equipment.

(4) The additional consideration which may hereafter become due by Midcoast to the DPI Shareholders and the Flare Minority Owners shall be calculated and determined on the basis provided above, but no payment shall be due by Midcoast to either the Flare Minority Owners or the DPI Shareholders for the amounts calculated unless and until the aggregate amounts calculated for both of them under Sections 2(d) and 3(d) shall exceed the sum of one million dollars ($1,000,000), said sum being that portion of the Base Consideration which is deemed by the Parties to be an advance payment made by Midcoast to the DPI Shareholders and the Flare Minority Owners (of which sum, eighty percent (80%) was allocated to the DPI Shareholders and included in the Base Consideration payable to them and twenty percent (20%) was allocated to the Flare Minority Owners and included in the Base Consideration payable to them) toward the calculations for additional consideration under this Section 3(d) (the "Equipment Base Payment"). Midcoast's obligation for additional consideration calculated under this Section 3(d) collectively for the Flare Minority Owners and the DPI Shareholders shall be limited, however, to two million five hundred dollars ($2,500,000) exclusive of the Equipment Base Payment.

            (5) On or before the expiration of sixty (60) days after the execution of the necessary contracts to perform each of the Flare Projects and actual start-up of the respective project [as described in Section 3(d)(1)] and/or within sixty (60) days after receipt of sales proceeds for each piece of Flare Equipment [as described in Section 3(d)(2)] and/or within fifteen (15) days following three (3) years from Closing [as described in Section 3(d)(3)], as applicable, Midcoast shall prepare and deliver to the DPI Shareholders and Flare Minority Owners a proposed proforma describing any additional consideration due the DPI Shareholders and the Flare Minority Owners, if any. The DPI Shareholders and the Flare Minority Owners shall have thirty (30) days within which to accept or reject the draft proforma. If the DPI Shareholders and the Flare Minority Owners accept the draft proforma, the additional cash consideration for the merger will be paid within three (3) business days after such acceptance. If the DPI Shareholders and the Flare Minority Owners reject the draft proforma, and, failing to reach agreement within thirty (30) days from the date of rejection of said draft performa, the Parties shall submit the issue to binding arbitration pursuant to Section 12 of this Agreement.

      4. DETERMINATION OF LONG TERM DEBT AND WORKING CAPITAL OF DPI AND FLARE.

      (a) On or before the expiration of ninety (90) days after the Closing Date, Midcoast shall prepare and deliver (i) to the DPI Shareholders a draft balance sheet of DPI as of 12:00 midnight Texas time on February 28, 1999 (the "DPI Draft Balance Sheet") and (ii) to the DPI Shareholders and the Flare Minority Owners a draft balance sheet of Flare as of 12:00 midnight Texas time on February 28, 1999 (the "Flare Draft Balance Sheet"). The DPI Draft Balance Sheet and the Flare Draft Balance Sheet will both be prepared in accordance with GAAP applied on a basis consistent with the preparation of the balance sheets of DPI and Flare attached hereto as EXHIBIT F and EXHIBIT G, respectively, and shall have a schedule calculating the Debt and the Working Capital ("Midcoast's Value").

      (b) In determining Working Capital of DPI on said balance sheets, there shall be a calculation of the taxable income or loss of DPI for the period beginning with the Effective Date and ending on the Closing Date. If there is taxable income for such period, the income tax (federal and state as applicable) on such income shall be calculated and the amount so calculated shall be treated as a current liability in determining Working Capital. If there is a loss for such period, the amount of tax refund which can be obtained by carrying back such loss shall be treated as a current asset in determining Working Capital.

      (c) In determining the Working Capital of Flare, all cash receipts and cash disbursements associated with the Stocker and Calumet projects will not be taken into account.

      (d) If the DPI Shareholders and/or the Flare Minority Owners, as applicable, have any objections to the DPI Draft Balance Sheet and/or the Flare Draft Balance Sheet, or the Midcoast's Value calculations of Long Term Debt and Working Capital, they shall deliver a detailed statement describing their objections to Midcoast within fifteen (15) days after receiving Midcoast's Value calculations (the "Sellers' Value"). Midcoast and the DPI Shareholders and/or the Flare Minority Owners, as applicable, shall use reasonable efforts to resolve any such objections themselves. If they do not resolve such objections within thirty (30) days after Sellers' value has been delivered to Midcoast, the DPI Shareholders and Midcoast shall select an accounting firm mutually acceptable to them which shall resolve any remaining objections. If they are unable to agree on the choice of an accounting firm, they shall select a nationally-recognized accounting firm by lot (after excluding their respective outside accounting firms), which such selection shall occur no later than ten
(10) days following the expiration of the foregoing fifteen (15) day time period. The determinations made by the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the Parties (the "Actual Value"). The Actual Value as determined by the accounting firm shall be delivered to the applicable Parties by the selected accounting firm no later than thirty (30) days following its selection.

      (e) In the event Midcoast and the DPI Shareholders and/or the Flare Minority Owners, as applicable, submit any unresolved objections to an accounting firm for resolution as provided in for above, they shall share responsibility for the fees and expenses of the accounting firm as follows:

            (1) if the accounting firm resolves all of the unresolved objections in favor of the Midcoast's Value, the DPI Shareholders and/or the Flare Minority Owners, as applicable, shall be responsible for all of the fees and expenses of the accounting firm;

               (2) if the accounting firm resolves all of the unresolved objections in favor Sellers' Value, Midcoast shall be responsible for all of the fees and expenses of the accounting firm;

               (3) if the accounting firm resolves some of the unresolved objections in favor of the Midcoast's Value and the rest of the unresolved objections in favor of the Sellers' Value, Midcoast shall be responsible for the fraction of the fees and expenses of the accounting firm equal to
      (1) the difference between the Actual Value and Midcoast's Value, divided by (2) the difference between Sellers' Value and Midcoast's Value; and, the DPI Shareholders and/or the Flare Minority Owners, as applicable, shall be responsible for the remaining portion of the fees and expenses of the accounting firm.




            EXAMPLE #1:

            If Midcoast's Value is 100, the Actual Value is 125, and the Sellers' Value is 175, then Midcoast shall pay 25/75 or 1/3 of the fees and expenses of the accounting firm, and the DPI Shareholders and/or the Flare Minority Owners, as applicable, shall pay the remaining 2/3.

                     125-100     =     25   or     1
                     ------------      -----       -
                     175-100           75          3

            EXAMPLE #2:

            If Midcoast's Value is 50, the Actual Value is 150, and Sellers' Value is 200, then Midcoast shall pay 100/150 or 2/3 of the fees and expenses of the accounting firm, and the DPI Shareholders and/or the Flare Minority Owners, as applicable, shall pay the remaining 1/3.

                     150-50      =     100 or      2
                     200-50            150         3

      (f) Midcoast shall make the books and records of DPI and Flare available for inspection, review and copying to the DPI Shareholders and the Flare Minority Owners and their accountants and other representatives. Midcoast shall cooperate with the DPI Shareholders and the Flare Minority Owners and will make the work papers and backup materials used in preparing the DPI Draft Balance Sheet and the Flare Draft Balance Sheet available to them and their accountants and other representatives at all relevant times upon reasonable notice.

      5. THE CLOSING. The closing of the Merger and the Acquisition (the "Closing") shall occur contemporaneously with the execution and delivery of this Agreement (approval of the transactions by the Federal Trade Commission and the Department of Justice having previously been obtained) (the "Closing Date"). The Merger shall be deemed to be effective as of January 1, 1999 (the "Merger Effective Date"), notwithstanding that for legal purposes the Merger will not be effective until the date of issuance of certificates of merger by the secretaries of state of the respective states of incorporation of DPI/Midcoast and DPI. The Acquisition shall be effective as of January 1, 1999 (the "Acquisition Effective Date"). (The Merger Effective Date and the Acquisition Effective Date are hereinafter collectively referred to as the "Effective Date".)

      6. REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTIES.

      (a) REPRESENTATIONS AND WARRANTIES CONCERNING THE DPI SHAREHOLDERS AND THE FLARE MINORITY OWNERS. DPI and the DPI Shareholders represent and warrant to Midcoast, Magnolia and DPI/Midcoast that the statements contained in this
Section 6(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then).

            (1) AUTHORIZATION OF MERGER AND THE ACQUISITION. DPI, the DPI Shareholders and the Flare Minority Owners have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes a valid and legally binding obligation of them, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for compliance with the HSR Act, to their Knowledge, they need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (2) NONCONTRAVENTION. Except for requirements of the HSR Act, if applicable, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which DPI, Flare, or either of them, are subject or any provision of their charter or bylaws; or (ii), to their Knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which DPI, Flare, or either of them, are a party or by which they are bound or to which any of their assets is subject, except for such violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a Material Adverse Effect on their ability to consummate the transactions contemplated by this Agreement, and except for Long Term Debt which may contain acceleration clauses.

               (3) BROKERS' FEES. None of the DPI Shareholders, the Flare Minority Owners, DPI or Flare have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Midcoast, Magnolia, or DPI/Midcoast could become liable or obligated.

      (b) REPRESENTATIONS AND WARRANTIES CONCERNING MIDCOAST AND DPI/MIDCOAST. Midcoast represents and warrants to the DPI Shareholders and the Flare Minority Owners that the statements contained in this Section 6(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then).

            (1) ORGANIZATION OF MIDCOAST, MAGNOLIA AND DPI/MIDCOAST. Midcoast is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. Magnolia is a corporation duly organized, validly existing, and in good standing under the laws of the State of Mississippi. DPI/Midcoast is a corporation duly organized, validly existing, and in good standing under the laws of the state of Mississippi.

            (2) AUTHORIZATION OF TRANSACTION. Midcoast, Magnolia and DPI/Midcoast both have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Midcoast, Magnolia, and DPI/Midcoast, enforceable in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for compliance with the HSR Act by Midcoast with respect to its acquisition of DPI, neither Midcoast or Magnolia need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement

            (3) NONCONTRAVENTION. Except for requirements of the HSR Act, if applicable, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Midcoast, Magnolia, or DPI/Midcoast is subject or any provision of their charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Midcoast, Magnolia, or DPI/Midcoast is a party or by which either is bound or to which any of their assets are subject, except for such violations, defaults, breaches, or other occurrences that do not, individually or in the aggregate, have a Material Adverse Affect on the ability of Midcoast, Magnolia, or DPI/Midcoast to consummate the transactions contemplated by this Agreement.

            (4) BROKERS' FEES. Neither Midcoast, Magnolia, or DPI/Midcoast have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the DPI Shareholders or the Flare Minority Owners could become liable or obligated.

            (5) INVESTMENT. Midcoast is not acquiring DPI and Magnolia is not acquiring membership interests in Flare with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended. All of Midcoast, Magnolia, and DPI/Midcaost together with their directors and executive officers and advisors, are familiar with investments of the nature of the transactions contemplated by this Agreement, understand that this investment involves substantial risks, and have adequately investigated DPI, Flare and their respective assets, and have substantial knowledge and experience in financial and business matters such that both are capable of evaluating, and has evaluated, the merits and risks inherent with respect to the Merger and the Acquisition, and are able to bear the economic risks of such investment.

      7. REPRESENTATIONS AND WARRANTIES CONCERNING THE MERGER AND THE
ACQUISITION.

      (a) DPI and the DPI Shareholders represent and warrant to Midcoast, Magnolia and DPI/Midcoast that the statements contained in this Section 7(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then).

            (1) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. DPI and Flare
      (i) are both organizations duly organized and are validly existing under the laws of the jurisdiction of their incorporation; (ii) are both duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect; and
      (iii) both have full power and authority to carry on their respective businesses in which they are engaged and to own and use the properties owned and used by them.

            (2) NONCONTRAVENTION. Except for requirements of the HSR Act, if applicable, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which DPI or Flare is subject or any provision of the charter, bylaws or other organizing document of DPI or Flare; or (ii), to their Knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or trigger any rights to payment or other compensation under any agreement, contract, lease, license, instrument, or other arrangement to which DPI or Flare is a party or by which either of them is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of their respective assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, right to payment or other compensation, or Encumbrance would not have a Material Adverse Effect, or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither DPI or Flare needs to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect or materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement, and except for Long Term Debt which may contain acceleration clauses.

            (3) BROKERS' FEES. Neither DPI or Flare has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            (4) TITLE TO TANGIBLE ASSETS. Both DPI and Flare own good and marketable title to all of their respective assets, free and clear of all Encumbrances, except as to the Encumbrances set forth in Section 7(a)(4) of the DISCLOSURE SCHEDULE.

            (5) FINANCIAL STATEMENTS. EXHIBIT F and EXHIBIT G set forth the respective unaudited balance sheets as of December 31, 1998 (the "Balance Sheet Date") of DPI and Flare, and the respective unaudited statement of income for DPI and Flare for the periods ended December 31, 1998 (collectively, the "Financial Statements"). The respective Financial Statements, including the schedules thereto, have been prepared from the books and records of DPI and Flare substantially in accordance with GAAP, however certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The Financial Statements, including the schedules thereto, are true and correct and present fairly the financial condition of DPI and Flare at the date specified and the results of their operations for the period then ended, except for certain reclassification entries that would not have a negative financial impact upon Midcoast on a "going forward" basis. The Financial Statements accurately and fairly reflect all the transactions of, acquisitions and dispositions of assets by, and incurrence of Liabilities by, DPI and Flare which are required to be reflected in accordance with GAAP. There are no Liabilities and no assets of DPI and Flare that are not reflected in their respective Financial Statements and the schedules thereto which are required to be reflected in accordance with GAAP.

            (6) LEGAL COMPLIANCE. To their Knowledge, DPI and Flare have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

            (7) TAX MATTERS. Except as expressly set forth in Section 7(a)(7) of the DISCLOSURE SCHEDULE, (i) DPI and Flare have timely filed all Tax Returns, (ii) DPI and Flare have timely paid all Taxes, and (iii) there are no outstanding contests or disputes with respect to any Taxes relating to either of them, their respective businesses, or their respective property, whether paid, payable or asserted to be payable by a taxing authority. Neither DPI or Flare has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect. No claim has been made by a taxing authority in a jurisdiction in which either DPI or Flare does not file Tax Returns that they or either of them are required to file Tax Returns in such jurisdiction, and, to the DPI Shareholders' and the Flare Minority Owners' Knowledge, no taxing authority could reasonably make such a claim. Neither DPI or Flare has any obligation or liability for the payment of Taxes of any other person arising as a result of any obligation to indemnify another person or as a result of them, or either of them, assuming or succeeding to the tax liability of any other entity or person as a successor, transferee or otherwise. Neither DPI or Flare will be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Closing as a result of (i) a change in method of accounting for a taxable period ending prior to the Closing, (ii) any "closing agreement" as described in Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code") (or any corresponding provision of state, local or foreign income tax laws) entered into prior to the Closing, (iii) any sale reported on the installment method that occurred prior to the Closing or (iv) any prepaid amount received prior to the Closing.

            (8) LITIGATION. Section 7(a)(8) of the DISCLOSURE SCHEDULE sets forth each instance in which DPI, Flare or any of their respective assets
      (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or is the subject of any pending or, to the Knowledge of the DPI Shareholders, DPI, the Flare Minority Owners and Flare, threatened claim, demand, or notice of violation or liability from any party, except where any of the foregoing would not have a Material Adverse Effect.

            (9) EMPLOYEE BENEFIT PLANS. Except as expressly set forth in Section 7(a)(9) of the DISCLOSURE SCHEDULE, neither DPI or Flare is a party to, contributes to, sponsors, or maintains, or has any current or will have any future obligation or liability with respect to, nor has either of them been a party to, contributed to, sponsored, or maintained within the preceding six (6) years, any pension, profit sharing, retirement, stock purchase, stock option, bonus, incentive compensation or deferred compensation plan, life, health, accident, disability, workers' compensation or other insurance plan, severance or separation plan, or any other employee benefit plan, practice, policy, program or arrangement of any kind, whether written or oral.

            (10) ENVIRONMENTAL MATTERS. Except as expressly set forth in Section 7(a)(10) of the DISCLOSURE SCHEDULE:

                  (i) To their Knowledge, DPI and Flare are and have been in compliance with all applicable federal, state and local laws (including common law), ordinances, orders, agreements, decisions, orders, rules and regulations relating to protection or enhancement of human health or the environment including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, et seq. (collectively, the "Environmental Laws" and individually an "Environmental Law"), except for such instances of noncompliance that individually or in the aggregate do not have and will not have a Material Adverse Effect.

                  (ii) To their Knowledge, DPI and Flare have obtained all
            permits, licenses, franchises, authorities, consents, and approvals, and have made all filings and maintained all material information, documentation, and records, as necessary under applicable Environmental Laws for operating its assets and business as it is presently conducted, and all such permits, licenses, franchises, authorities, consents, approvals, and filings remain in full force and effect, except for such matters that individually or in the aggregate would not have a Material Adverse Effect.

                  (iii) There are no pending or threatened claims, demands,
            actions, administrative proceedings, lawsuits, or investigations against DPI or Flare, and neither DPI or Flare, or any of their respective assets are subject to any injunction, judgment, order, decree or ruling under any Environmental Laws, except for such matters that individually or in the aggregate do not have a Material Adverse Effect.

            (11) INSURANCE. DPI and Flare maintain in effect the respective insurance coverages described in Section 7(a)(11) of the DISCLOSURE SCHEDULE. Such insurance policies are in full force and effect on the date hereof and will remain in effect on through the Closing Date. Neither DPI nor Flare is in default with respect to any provision contained in any insurance policy covering any portion of their respective assets, except where such default would not prevent or impede the consummation of the transactions contemplated hereby or have a Material Adverse Effect on the operations, assets or financial condition of either of them.

            (l2) PERMITS. To their Knowledge, except as expressly set forth in
      Section 7(a)(12) of the DISCLOSURE SCHEDULE, DPI and Flare own or hold all franchises, licenses, permits, consents, approvals, and authorizations of all Governmental Authorities necessary for the conduct of their respective businesses (collectively, the "Permits"), except for Permits whose absence is not reasonably likely to have a Material Adverse Effect. Specifically, to their Knowledge, (i) each Permit is in full force and effect, and DPI or Flare, as applicable, are in compliance with all of their obligations with respect to the Permit, except where the failure to be in full force and effect or to be in compliance would not have a Material Adverse Effect; and (ii) to the Knowledge of the DPI Shareholders and the Flare Minority Owners, no event has occurred that permits, or upon the giving of notice or the lapse of time or otherwise would permit, revocation or termination of any Permit except such as in the aggregate would not have a Material Adverse Effect.

            (13) CUSTOMERS AND SUPPLIERS. To their Knowledge, the relationships of DPI and Flare with their respective customers and suppliers are satisfactory, and there are no unresolved disputes with any of such customers or suppliers. None of the DPI Shareholders, DPI, the Flare Minority Owners and Flare have Knowledge that any customers of DPI or Flare will refuse to continue to do business with them after the transactions contemplated by this Agreement.

            (14) CONTRACTS AND COMMITMENTS. Section 7(a)(14) of the DISCLOSURE SCHEDULE contains a true, complete and correct list (and the DPI Shareholders have previously provided to Midcoast for review true, complete and correct copies) of all of the following documents or agreements, or summaries of oral agreements or understandings to which, on the date of this Agreement, DPI and/or Flare is a party, or which relate to or affects either or both of them and/or the respective business of them or their respective assets or the transactions contemplated hereby, and all documents or agreements which may require any action or consent in connection with such transactions, as they may have been amended to the date hereof (collectively, the "Contracts"):

                  (i) all contracts or other type commitments for the purchase, sale, treating, processing, storing, gathering and/or transporting of oil, gas and/or other liquid or gaseous hydrocarbons or products or components thereof, together with all amendments thereto;

                  (ii) all rights-of-way, easements, leases, licenses and
            permits;

                  (iii) any agreement or instrument relating to the borrowing of money, or the direct or indirect guaranty of any obligation for, or an agreement to service the repayment of, borrowed money or any other contingent obligations in respect of indebtedness of any other entity or party;

                  (iv) any agreement, contract or commitment relating to the future disposition or acquisition of any investment in any entity or party or of any interest in any business enterprise involving the business of DPI and Flare or the Subject Assets;

                  (v) any contract or commitment for capital expenditures or the acquisition or construction of fixed assets in an amount in excess of $5,000;

                  (vi) any contract or commitment outside the Ordinary Course of
            Business;

                  (vii) any contract with grants to any entity or person a
            preferential right to purchase any of the assets of DPI or Flare;

                  (viii) any contract, agreement or commitment with respect to environmental matters; and

                  (ix) any other agreement or instrument not made in the
            Ordinary Course of Business.

Except expressly set forth in Section 7(a)(14) of the DISCLOSURE SCHEDULE, there is no course of dealing, waiver, side agreement, arrangement or understanding applicable to any Contracts of DPI or Flare. Except as set forth in the DISCLOSURE SCHEDULE: (i) DPI and Flare have in all respects performed all material obligations required to be performed by them to date under the Contracts; (ii) neither has defaulted under any material obligation of the Contracts; (iii) to the Knowledge of the DPI Shareholders, DPI, the Flare Owners and Flare, no other party to any of the Contracts is in default thereunder; and
(iv) neither DPI or Flare has assigned to any Person any rights under the Contracts or waived any rights of material value under the Contracts.

            (15) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly set forth in Section 7(a)(15) of the DISCLOSURE SCHEDULE, there has not been, occurred or arisen any of the following as they relate to DPI or Flare since the Balance Sheet Date:

                  (i) any change in the assets or the operation of the
            businesses of either of them, except for such matters that individually or in the aggregate would not have a Material Adverse Effect;

                  (ii) any destruction, damage, or loss suffered by either of them, with respect to any of their respective assets (whether or not covered by insurance), except for such destruction, damage or loss that individually or in the aggregate does not have a Material Adverse Effect;

                  (iii) any amendment or termination of any contract, agreement, or license to which either of them is a party or to which any of their respective assets are subject, except in the Ordinary Course of Business;

                  (iv) any breach of the terms of any of the Contracts;

                  (v) any Liabilities that have not been disclosed in the
            Financial Statements, other than those incurred in the Ordinary Course of Business;

                  (vi) any waiver or release of any right or claim of either of them;

                  (vii) any amendment to any national, federal, state,
            municipal, local, foreign or other tax returns or reports that have been filed by either of them in any jurisdiction;

                  (viii) any change by either of them in accounting methods or principles that would be required to be disclosed under GAAP;

                  (ix) any borrowing of funds, agreement to borrow funds or
            guaranty by either of them affecting them or their respective assets or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which either of them is bound or by which any of their respective assets are bound or to which any of their respective assets are subject, other than in the Ordinary Course of Business;

                  (x) to our Knowledge, any entry into any commitment of any kind giving rise to any contingent liability of either of them not covered by the foregoing; or

                  (xi) any contract, commitment or agreement to do any of the foregoing.

            (16) NO "TAKE OR PAY". Except as expressly set forth in Section 7(a)(16) of the DISCLOSURE SCHEDULE, there are currently no arrangements or requirements under any of the Contracts or otherwise by which DPI or Flare will be obligated by virtue of a prepayment arrangement, a "take-or-pay" arrangement, a production payment, or any other arrangement or obligation, to sell, transport or deliver hydrocarbons at some future time without then or thereafter receiving full payment therefor, or to make payment at some future time for hydrocarbons or the transportation or the delivery of hydrocarbons previously purchased or transported.

            (17) FACILITY RIGHTS-OF-WAY. Except as expressly set forth in
      Section 7(a)(17) of the DISCLOSURE SCHEDULE, neither DPI or Flare has Knowledge of any deficiency in any rights-of-way, easements, licenses, leases, or permits with respect to the entire route of all pipelines owned and used or held for use by DPI or Flare. Other than sales or assignments to customers, DPI and Flare have not sold or assigned any rights-of-way, easements, licenses, leases, or permits, in whole or in part, or any undivided interest therein, to any persons whatsoever, except as expressly disclosed in Section 7(a)(17) of the DISCLOSURE SCHEDULE.

            (18) IMBALANCES. Except as expressly set forth in Section 7(a)(18) of the DISCLOSURE SCHEDULE, there are no hydrocarbon imbalances for which DPI, Flare, or DPI/Midcoast (as the survivor of the Merger) shall have any liability or other obligation after the Closing Date.

            (19) TARIFFS. Except as expressly set forth in Section 7(a)(19) of the DISCLOSURE SCHEDULE, to the extent that the operations of DPI and/or Flare are subject to a tariff approved by FERC, those operations are in compliance with each such tariff, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither DPI nor Flare has Knowledge of any refund claim of any customers or any refund obligation of them or either of them imposed under an order issued by FERC and, except as expressly set forth in Section 7(a)(19) of the DISCLOSURE SCHEDULE, has no Knowledge of any facts or circumstances which would give rise to any such refund claim or refund obligation. Except as expressly set forth in Section 7(a)(19) of the DISCLOSURE SCHEDULE, there are no customer complaints pending or threatened against DPI or Flare before FERC, which would, either individually or in the aggregate, have a Material Adverse Effect.

            (20) ASSETS OWNED. DPI and Flare own, or have rights-of-way, easements, licenses, leases, or permits with respect to all of the material assets used in the operation of their respective businesses and assets held in storage for use in the operation of their respective businesses or assets. Other than sales or assignments to its customers, neither DPI or Flare has sold or assigned any rights-of-way, easements, licenses, leases or permits, in whole or in part, or any undivided interest therein, to any Person whatsoever, except as expressly disclosed in Section 7(a)(20) of the Disclosure Schedule.

            (21) NO JOINT OWNERSHIP. Neither DPI or Flare is a party to any partnership or joint venture and owns no membership interest or capital shares of any limited liability company, corporation or other entity (other than DPI owns 80% of the membership interests of Flare and other than DPI owns 20% of Claiborne Energy, LLC).

            (22) NO CURTAILMENTS OR OTHER CHANGES. Except as expressly set forth in Section 7(a)(22) of the DISCLOSURE SCHEDULE, neither DPI or Flare has any Knowledge of any threatened or planned plant closings of customers of DPI or Flare or reason to believe that there will likely be curtailment by such customers of future purchases by such customers from DPI or Flare, or any Knowledge of or reason to believe that there will be any change in the business of DPI or Flare or of other persons that could affect the presently existing economics of the respective businesses of DPI or Flare.

            (23) REAL PROPERTY. Neither DPI or Flare has Knowledge of any threatened termination or reduction of the current access to or from the real property used by them in their respective businesses to existing roads or the sewer or other utility services presently serving such real property. Neither DPI or Flare has received any notice that its real property is in violation of any zoning laws, statutes, ordinances or building or use restrictions applicable to such real property or which prohibit the use of such real property for its current use or uses.

            (24) PATENTS, COPYRIGHTS, TRADEMARKS, ETC. Except as expressly set forth in Section 7(a)(24) of the DISCLOSURE SCHEDULE, to the Knowledge of DPI and Flare, the present conduct of the respective businesses of DPI and Flare do not conflict with, infringe upon or violate the patents, trademarks, servicemarks, trade names, copyrights or trade secrets or other intangible assets of any other person or entity, and neither DPI or Flare has received any notice of any infringement thereof, except where such conflicts, infringements and violations would not, either individually or in the aggregate, have a Material Adverse Effect.

            (25) NO LEASES. Except as expressly set forth in Section 7(a)(25) of the DISCLOSURE SCHEDULE, all the equipment and real property (other than rights-of-way, easements, licenses and permits) which are material to the operations of DPI and Flare are owned by DPI and Flare and not leased or rented.

            (26) ACCOUNTS AND NOTES RECEIVABLE. Set forth in Section 7(26) of the DISCLOSURE SCHEDULE are a list of the accounts and notes receivable for DPI and Flare. All of these accounts and notes receivable are collectible in full in the ordinary course of business except as otherwise expressly stated in Section (26) of the DISCLOSURE SCHEDULE.

            (27) MATERIAL MISSTATEMENTS OR OMISSIONS. No statement, representation, warranty or covenant made by DPI and the DPI Shareholders in this Agreement or in any Exhibit or Schedule to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

      (b) Midcoast represents and warrants to the DPI Shareholders and the Flare Minority Owners the following: Midcoast has provided to the DPI Shareholders or their representatives a copy of its annual report on Form 10K for the year ended 1997 and its financial statements for the year ended December 31, 1998 (the "Financial Statements") and its Form 10Q for the quarters ended September 30, 1998 and December 31, 1998 (such Form 10K and 10Q's are collectively called the "SEC Reports"). The information contained in the SEC Reports is compiled, in all material respects, in accord with all of the rules and regulations promulgated by the Securities and Exchange Commission and does not contain an untrue statement of a material fact or omit to state any material facts necessary to make the statements set forth therein, in the light of the circumstances under which they were made, not misleading. There has been no material adverse change in any information contained in any such documents. The Financial Statements, including the schedules thereto, have been prepared from the books and records of Midcoast and its Affiliates in accordance with GAAP consistently applied during the periods presented (except as noted therein, or, in the case of unaudited statements, to normal adjustments). The Financial Statements, including schedules thereto, present fairly the financial condition of Midcoast and its Affiliates at the dates specified and the results of their operation for the periods then ended. No representation or warranty made by Midcoast of its Affiliates in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein not misleading. Except as disclosed on Schedule 7(b), there are no pending lawsuits, arbitration proceedings, or other proceedings involving matters in controversy in excess of $100,000 against Midcoast or its Affiliates, and Midcoast has provided to the DPI Shareholders or their representatives copies of all material correspondence pertaining to any such claims involving matters in controversy in excess of $100,000. Except as disclosed on Schedule 7(b), there are no pending SEC, Justice Department, Environmental Protection Agency, Federal Trade Commission, or Internal Revenue Service inquiry, investigation, or enforcement action. Except with respect to present pending litigation matter(s), to the actual knowledge of the officers of Midcoast (without any duty of inquiry), Midcoast has no legal liability for environmental damages or remediation that would exceed $1,000,000 in exposure to Midcoast in excess of available insurance coverage.

      8. COVENANTS. The Parties agree as follows:

      (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 of this Agreement).

      (b) DELIVERY AND RETENTION OF RECORDS. Within five (5) business days after the Closing Date, the DPI Shareholders and the Flare Minority Owners will deliver or cause to be delivered to Midcoast all files, records, information, and data relating to DPI and Flare that are in the possession or control of any of the DPI Shareholders and the Flare Minority Owners (together with all of the their contractual rights to request other such files, records, information, and data from any third party) (the "Records"). Midcoast agrees to (i) hold the Records and not to destroy or dispose of any thereof for a period of three (3) years from the Closing Date or such longer time as may be required by law, provided that, if it desires to destroy or dispose of such Records during such period, it will first offer in writing at least sixty (60) days before such destruction or disposition to surrender them to the DPI Shareholders and/or the Flare Minority Owners and if they do not accept such offer within twenty (20) days after receipt of such offer, Midcoast may take such action; and (ii) following the Closing Date to afford the DPI Shareholders and the Flare Minority Owners, their accountants, and counsel, during normal business hours, upon reasonable request, at any time, full access to the Records and to Midcoast Sub's employees to the extent that such access may be requested for any legitimate purpose at no cost to them (other than for reasonable out-of-pocket expenses); provided, however, that such access will not be construed to require the disclosure of Records that would cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation nothing herein shall limit either Party's rights of discovery under applicable law. Midcoast shall have the same rights, and the DPI Shareholders and the Flare Minority Owners shall have the same obligations, as are set forth in this Section with respect to any copies of the Records of the DPI Shareholders and the Flare Minority Owners that are retained by them, with the exception of Tax Returns retained by them, provided that such access will not be construed to require the disclosure of Records that would cause the waiver of any attorney-client, work product, or like privilege.

       (c) CERTIFICATE OF NON-FOREIGN STATUS. On or prior to the Closing Date, the DPI Shareholders and the Flare Minority Owners shall provide Midcoast with a properly executed certificate of non-foreign status in accordance with Treas. Reg. ss.1.1445-2(b) (a "FIRPTA Certificate") certifying under penalties of perjury that DPI and Flare are not foreign persons within the meaning of section 1445(f) of the Code and Treas. Reg. ss.1.1445-2(b). Provided Midcoast is otherwise entitled to rely on such Certificate, Midcoast shall not be obligated to withhold a portion of the Base Consideration and the Contingent Deferred Consideration under section 1445 of the Code. All Parties acknowledge that unless Midcoast is provided with such FIRPTA Certificate in the time and manner described above, Midcoast shall be obligated to withhold a portion of the Base Consideration and the Contingent Deferred Consideration in the amount and manner required under section 1445 of the Code and the applicable Treasury Regulations.

      9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNI-TIES.

      (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing of this Agreement, any investigation by the Parties, and the execution and delivery of documents contemplated by this Agreement, and shall continue in force and effect for a period of two (2) years following the Closing. During such period of time if no claim in writing has been brought by the Party to whom such respective representations and warranties have been made, then such Party shall be forever barred from bringing any claim or action for a breach thereof, notwithstanding any longer period of limitation of actions which may otherwise be available to such Party by statute or law.

       (b) GENERAL INDEMNITY BY THE DPI SHAREHOLDERS. The DPI Shareholders, jointly and severally, agree to protect, defend, indemnify and hold Midcoast, Magnolia and DPI/Midcoast harmless from and against:

            (1) one hundred percent (100%) of all Third Party Claims and all Liabilities to Midcoast, Magnolia and DPI/Midcoast resulting from breaches of any of the representations, warranties and/or covenants of the DPI Shareholders contained in this Agreement; and

            (2) one hundred percent (100%) of all Third Party Claims and all Liabilities to Midcoast and DPI/Midcoast (whether arising out of contract, tort, misrepresentation, strict liability, violations of environmental laws, or any other laws or otherwise) relating to or arising from the ownership, operation or control of the businesses and/or assets of DPI and/or Flare prior to Closing Date, except the following:

            (i) such Liabilities as disclosed by the December 31, 1998 balance sheets of DPI and Flare attached hereto as EXHIBIT F and EXHIBIT G, respectively;

            (ii) such Liabilities netted out in the working capital adjustments provided for in Sections 2(c) and 3(c) of this Agreement;

            (iii) such Liabilities arising from contracts entered into with good faith and in the ordinary course of business of DPI or Flare prior to the Closing Date and not in default as of the Closing Date;

            (iv) such insured Third Party Claims and Liabilities, to the extent covered by insurance which actually pays such losses and which insurance has a contractual waiver of subrogation in effect; and

            (v) such Third Party Claims and Liabilities, if any, pertaining to Claiborne Energy, LLC (such Third Party Claims and Liabilities pertaining to Claiborne Energy, LLC that might exist or arise being addressed in Section 9(d) of this Agreement).

The indemnity obligations of the DPI Shareholders to Midcoast, Magnolia and DPI/Midcoast under this Section 9(b) shall terminate and be of no further force and effect upon the expiration of two (2) years following the Closing Date, except as to matters which are the subject of a written claim made to the DPI Shareholders prior thereto.

 (c) GENERAL INDEMNITY BY MIDCOAST. Midcoast agrees to protect, defend, indemnify, and hold the DPI Shareholders and Flare Minority Owners harmless from and against:

            (1) one hundred percent (100%) of all Third Party Claims and all Liabilities to the DPI Shareholders resulting from breaches of any of Midcoast's representations, warranties and/or covenants contained in this Agreement; and

            (2) one hundred percent (100%) of all Third Party Claims and all Liabilities to the DPI Shareholders (whether arising out of contract, tort, misrepresentation, strict liability, violations of environmental laws or any other laws, or otherwise) relating to or arising from the ownership, operation or control of the businesses and/or assets of DPI and Flare following closing (other than relating to or affecting the Midcoast Stock received or to be received by them or the Contingent Deferred Consideration which may be received by them).

The indemnity obligations of Midcoast to the DPI Shareholders under this Section 9(c) shall terminate and be of no further force and effect upon the expiration of two (2) years following the Closing Date, except as to matters which are the subject of a written claim made to Midcoast prior thereto.

      (d) SPECIAL INDEMNITY BY THE DPI SHAREHOLDERS. The DPI Shareholders agree to protect, defend, indemnify and hold Midcoast, Magnolia and DPI/Midcoast (as the surviving corporation of the Merger) harmless from and against one hundred percent (100%) of all Third Party Claims and all Liabilities (whether arising out of contract, tort, misrepresentation, strict liability, violations of any environmental laws or any other laws, or otherwise) arising from or attributable to the operation of the Claiborne Plant, the investment of DPI in Claiborne Energy, LLC, the pending arbitration proceeding pertaining thereto and any subsequent arbitration or judicial proceedings, for all periods of time both prior to and subsequent to the Effective Date; provided, however, in no event shall the DPI Shareholders' liability to make indemnification payments to Midcoast, Magnolia and/or DPI/Midcoast pursuant to the foregoing provisions of this Section 9(d): (i) extend to Liabilities against Midcoast, Magnolia and/or DPI/Midcoast except to the extent that Midcoast, Magnolia and/or DPI/Midcoast is legally required to make payment of monies or property and the payment of monies and/or property is actually paid in satisfaction, settlement or compromise of such Liabilities; (ii) extend to Third Party Claims and/or Liabilities incurred by Midcoast, Magnolia or DPI/Midcoast which are actually paid or reimbursed to them by insurance which has a contractual waiver of subrogation clause in effect or by other parties liable to DPI, Midcoast, Magnolia or DPI/Midcoast (provided that none of DPI, Midcoast, Magnolia or DPI/Midcoast have any duty or obligation to collect or attempt to collect against any third parties); or (iii) extend to Third Party Claims and Liabilities of DPI paid prior to the Closing Date and included in the Long Term Debt and/or Working Capital adjustments of DPI, as applicable, to be made pursuant to Section 2(c) of this Agreement; or (iv) extend to Third Party Claims and/or Liabilities incurred by Midcoast, Magnolia or DPI/Midcoast as a result of Midcoast's, Magnolia's or DPI/Midcoast's breach of contractual obligations existing as of the Closing Date.

      (e) MATTERS INVOLVING THIRD PARTIES.

            (1) If any third party shall notify any Party (the "Indemnified Party") with respect to any Third Party Claim that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third Party Claim) notify the Indemnifying Party thereof in writing.

            (2) The Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

            (3) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in subsection 9(e)(2) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

            (4) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party which consent shall not be withheld unreasonably.

      (f) Notwithstanding anything herein to the contrary, in no event and under no circumstances shall the DPI Shareholders be required to pay any moneys or damages to Midcoast, under or in connection with the DPI Shareholders' warranties, representations, covenants, and indemnification provisions of this Agreement which, in the aggregate, exceed the value of the total consideration received by the DPI Shareholders pursuant to this Agreement.

      (g) Notwithstanding anything herein to the contrary, in no event and under no circumstances shall Midcoast, Magnolia or DPI/Midcoast be required to pay any money or damages to the DPI Shareholders and/or the Flare Minority Owners, collectively, under or in connection with their warranties, representations, covenants, and indemnification provisions of this Agreement which, in the aggregate, exceeds the value of the total consideration received by the DPI Shareholders pursuant to this Agreement.

      10. TAX MATTERS.

       (a) RETURNS FOR TAX PERIODS ENDING ON OR BEFORE THE EFFECTIVE DATE. The DPI Shareholders shall prepare and file, or cause to be prepared and filed (pursuant to a limited power of attorney), all Tax Returns for DPI and Flare for all periods ending on or prior to the Effective Date. With respect to any such Tax Returns filed after the Effective Date, the DPI Shareholders shall permit Midcoast to review and comment on each such Tax Return. All Taxes shown as due on Tax Returns required to be filed on DPI by operation of this section shall be paid by the DPI Shareholders, and all Taxes shown as due on Tax Returns required to be filed on Flare by operation of this section shall be paid eighty percent (80%) by the DPI Shareholders and twenty percent (20%) by the Flare Minority Owners. If said amount of tax due or refund due is known in adequate time, any tax due and unpaid shall be considered as a negative adjustment to Working Capital or any refund due shall be considered as a positive adjustment to Working Capital.

        (b) TAX CONSOLIDATED RETURNS FOR PERIODS ENDING ON THE EFFECTIVE DATE. The DPI Shareholders and the Flare Minority Owners shall prepare and timely file a federal income Tax Return and a State of Mississippi income Tax Return on DPI and Flare for the period beginning October 1, 1998 and ending on December 31, 1998, and the DPI Shareholders and the Flare Minority Owners shall collectively pay any income Taxes attributable to such income. The income of DPI and Flare will be apportioned to the period up to and including the Effective Date and the period after the Effective Date by closing their books of the end of the day before the Effective Date. If said amount of tax due or refund due is known in adequate time, any tax due and unpaid shall be considered as a negative adjustment to Working Capital or any refund due shall be considered as a positive adjustment to Working Capital.

      (c) OTHER TAX RETURNS FOR PERIODS BEGINNING BEFORE AND ENDING AFTER THE EFFECTIVE DATE. Midcoast shall prepare and file, or cause to be prepared and filed, any Tax Returns of DPI and Flare for Tax periods which begin before the Effective Date and end after the Effective Date. The DPI Shareholders and the Flare Minority Owners shall pay to the Midcoast within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Effective Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Effective Date, the portion of such tax which relates to the portion of such Taxable period ending on the Effective Date shall (1) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Effective Date and the denominator of which is the number of days in the entire Taxable period, and (2) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Effective Date.

      (d) COOPERATION ON TAX MATTERS. All Parties shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns pursuant to this section and any audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. DPI/Midcoast shall: (i) retain all books and records with respect to Tax matters pertinent to DPI and Flare relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by the DPI Shareholders or the Flare Minority Owners, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(ii) give the DPI Shareholders and the Flare Minority Owners reasonable written notice prior to transferring, destroying or discarding any such books and records and, if they so request, shall allow them to take possession of such books and records.

      (e) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) imposed by any state which are incurred in connection with this Agreement, shall be paid by the DPI Shareholders and the Flare Minority Owners, as applicable, when due, and they will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, they will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

      11. PROHIBITED ACTIVITIES OF THE DPI SHAREHOLDERS AND MICHAEL E. HOWELL. In order to protect the goodwill and business interests of DPI and Flare following the Closing, the DPI Shareholders and Michael E. Howell covenant and agree that they will not:

      (a) directly or indirectly, for a period of five (5) years from the Closing Date, request or advise any party to any contracts or commitments, now or hereafter existing, with DPI, Magnolia or Flare, or their repsective successors, to withdraw, curtail or cancel any service to or from such parties under the terms of such contract or commitment;

      (b) for a period of five (5) years from the Closing Date, aid, abet or otherwise assist any person, firm or corporation seeking to interfere with DPI's and Flare's or their successors'relationship with the parties to, or the term of, any contract, now or hereafter existing, with it; or

      (c) acting alone or in conjunction with others, directly or indirectly, in Mississippi, Alabama, Louisiana, and Texas, for a period of five (5) years from the Closing Date, engage in any businesses in competition with the respective businesses presently conducted by DPI and Flare or their successors, whether for their own account or for others.

It is recognized that Curtis J. Dufour, III owns an interest in Maurice Gas Processing Co. (through DPI Gas Marketing and Gathering Co.) and El Mesquite Plant, LC, two (2) companies that own natural gas processing plants. Notwithstanding anything herein to the contrary, it is agreed that the covenants contained in Section 11(a), (b), and (c) shall not pertain to Curtis J. Dufour, III's ownership interest in Maurice Gas Processing Co. and El Mesquite Plant, LC and the business of those entities.

      12. MEDIATION AND ARBITRATION. The Parties acknowledge and agree that any dispute, controversy or claim of any kind or nature which may arise between the Parties, including any dispute, controversy or claim of any kind or nature which may arise between the Parties with respect to this Agreement or the transactions contemplated hereby (including any dispute, controversy or claim relating to the validity of this dispute resolution clause) shall be settled by alternative dispute resolution if said dispute cannot be settled through negotiation between the Parties. The Parties agree first to try in good faith to settle each dispute by mediation in Houston, Harris County, Texas. The mediation shall be conducted by a professional mediator who is a licensed attorney in the state of Texas, who is mutually agreeable to the Parties, and who is not affiliated, directly or indirectly, with any of the Parties. If the Parties are unable to agree on a mediator, then the mediator shall be selected under the rules of the American Arbitration Association. If mediation is unsuccessful at resolving the dispute between the Parties, the dispute shall be finally settled by binding arbitration as provided below.

      The Parties acknowledge and agree that this Agreement and the performance of the transactions contemplated hereby evidence transactions contemplated hereby which involve a substantial nexus with interstate commerce. Accordingly, any dispute, controversy or claim of any kind or nature which may arise between the Parties (including any dispute, controversy or claim relating to the validity of this arbitration clause) with respect to this Agreement or the transactions contemplated hereby, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration proceedings shall be held in Houston, Texas, and shall be heard by an arbitrator mutually agreeable to the Parties and to the extent practicable, who is knowledgeable and experienced in the type of matter that is the subject of the dispute. The Parties understand and agree that the decision of the arbitrator shall be final and binding upon both of them, and that the arbitrator shall have all powers provided by law, and may award any legal or equitable relief, including, without limitation, money damages, declaratory relief and injunctive relief. The arbitrator shall charge all fees and expenses of the arbitration equally to the Parties, except that each Party shall bear and pay all of its own attorneys' fees, accountants' fees, expert witness fees and other fees and expenses incurred by it in connection with its preparation for and participation in the arbitration.

      13. BOARD SEAT. Prior to or at Closing, Midcoast shall appoint Curtis J. Dufour, III, as interim director on Midcoast Energy Resources, Inc.'s board of directors to serve until the 1999 Midcoast annual shareholder's meeting. Thereafter, subject to fiduciary obligations under applicable law, Midcoast shall use reasonable efforts to take the actions necessary to nominate, support the election of, and elect Curtis J. Dufour, III, as a director of Midcoast Energy Resources, Inc. for an additional term or terms aggregating two (2) years from the 1999 Midcoast annual shareholders' meeting. In the event that the aggregate number of shares of common stock of Midcoast Energy Resources, Inc. held by Curtis J. Dufour, III, Donna M. Dufour, Bethanne Dufour, or any trust for the benefit of Bethanne Dufour and/or other family members is ever less than seventy-five percent (75%) from that initially issued to them pursuant to the terms of this Agreement, then the Board of Directors of Midcoast Energy Resources, Inc. may, at its option, request and shall receive the resignation of Curtis J. Dufour, III, as a Director.

      14. CONTRACTS OF EMPLOYMENT. Midcoast shall cause DPI/Midcoast to tender to the following individuals reasonable contracts of employment for a minimum two (2) year period with DPI/Midcoast, with duties comparable to their immediate previous duties with DPI at salaries comparable to their immediate previous salaries and shall make good faith efforts to continue the employment of said individuals, provided said individuals perform their duties in a reasonable manner:

         Curtis J. Dufour, III
         Michael E. Howell

      15. NAME. Midcoast agrees to retain the name of DPI/Midcoast (into which DPI is merged) for a minimum period of the lesser of (a) Curtis J. Dufour, III's employment with DPI/Midcoast, or (b) Curtis J. Dufour, III's service on the Board of Directors of Midcoast Energy Resources, Inc.

 16. GENERAL.

      (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. None of the DPI Shareholders, DPI, the Flare Minority Owners and Flare shall issue any press release or make any public announcement relating to the subject matter of this Agreement before the Closing without the prior written approval of Midcoast.

      (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective heirs, devisees, legal representatives, successors and permitted assigns.

      (c) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, devisees, legal representatives, successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

      (d) COUNTERPARTS; FASCIMILIE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A fascimile or fax signature on a counterpart of this Agreement shall be deemed for all purposes the same as an original signature. The Parties agree that the signature pages from each executed counterpart of this Agreement may be detached from each such counterpart and reassembled and attached to another counterpart, and that the same shall constitute for all purposes a fully executed original of this Agreement. This Agreement shall be binding upon all Parties hereunto signing a counterpart whether or not all named Parties execute a counterpart hereof or not.

      (e) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

 IF TO DPI OR THE DPI SHAREHOLDERS:

           Curtis J. Dufour, III
           and wife, Donna M. Dufour
           100 W. Canebrake Blvd.
           Hattiesburg, MS 39402

IF TO THE FLARE MINORITY OWNERS:

           James Drew Laughlin
           5507 Valley Lark Court
           Kingwood, Texas 77345

           Michael E. Howell
           181 Wildwood Trail
           Petal, Mississippi 39465

           Greg A. Haeusler
           25 Stone's Throw
           Hattiesburg, Mississippi 39402

           Greg L. Robbins
           947 Prospres
           Columbia, Mississippi 39429

           Deway Greene, Jr.
           757 Bethel Church Road
           Sumrall, Mississippi 39482


           Ronald L. Lubritz
           205 Pinehills Drive
           Hattiesburg, Mississippi 39402

           David I. Hirsch
           100 Heatherwood Drive
           Hattiesburg, Mississippi 39402

 IF TO MIDCOAST:

           Midcoast Energy Resources, Inc.
           1100 Louisiana, Suite 2950
           Houston, Texas 77002
           Attn: I.J. "Chip" Berthelot, II
                  Contract Administration

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas.

      (g) AMENDMENTS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the respective Parties as to whom the amendment applies.

      (h) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (i) TRANSACTION EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, including, (i) in the case of the DPI Shareholders, one hundred percent (100%) of DPI's costs and expenses and eighty percent (80%) of Flare's costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through Closing, and, (ii) in the case of the Flare Minority Owners, twenty percent (20%) of Flare's costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through Closing.

      (j) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (k) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (l) WAIVER OF CONSUMER RIGHTS. IT IS THE INTENT OF THE PARTIES THAT MIDCOAST'S RIGHTS AND REMEDIES WITH RESPECT TO THIS TRANSACTION AND WITH RESPECT TO ALL ACTS OR PRACTICES OF THE DPI SHAREHOLDERS AND THE FLARE MINORITY OWNERS, PAST, PRESENT OR FUTURE, IN CONNECTION WITH THIS TRANSACTION SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, TEX. BUS. & COM. CODE ANN. SECTION 17.41 ET SEQ. (VERNON 1987 AND SUPP. 1995) (THE "DTPA"). MIDCOAST ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT IT IS NOT A CONSUMER AS DEFINED BY THE DTPA BECAUSE (I) IT IS A PARTNERSHIP OR CORPORATION THAT SEEKS TO ACQUIRE THE COMPANY SHARES AND THE SUBJECT ASSETS FOR COMMERCIAL OR BUSINESS USE; AND (II) IT HAS ASSETS OF $25 MILLION OR MORE OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $25 MILLION OR MORE. IF MIDCOAST IS NONETHELESS DEEMED TO BE A CONSUMER AS DEFINED BY THE DTPA, IT HEREBY WAIVES ITS RIGHTS UNDER THE DTPA, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF MIDCOAST'S OWN SELECTION, MIDCOAST VOLUNTARILY CONSENTS TO THIS WAIVER. MIDCOAST ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT (I) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH THE SELLERS; (II) IT WAS REPRESENTED BY LEGAL COUNSEL IN THIS TRANSACTION; AND (III) IT SELECTED ITS OWN LEGAL COUNSEL, WHICH WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY SELLERS, A COMPANY OR A SUBSIDIARY OR ANY AGENT THEREOF. MIDCOAST EXPRESSLY RECOGNIZES THAT THE PRICE FOR WHICH THE SELLERS HAVE AGREED TO SELL THE COMPANY SHARES AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THE EFFECTIVENESS OF THIS WAIVER OF THE DTPA. MIDCOAST FURTHER RECOGNIZES THAT THE SELLERS, IN DETERMINING TO ENTER INTO THIS AGREEMENT, HAVE EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA.

         (m) WAIVER. No failure or delay by any Party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege hereunder shall be enforceable unless in writing an executed by the Party against whom such enforcement is sought. The waiver by any Party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         (n) INCLUDING. Wherever terms such as "include" or "including" are used in this Agreement, they shall mean include or including without limiting the generality of any description or word preceding such term.

         (o) GENDER. Throughout this Agreement, wherever the context so permits, the masculine gender shall be deemed to include the feminine gender and vice-versa, and both shall be deemed to include the neuter and vice-versa, and the singular shall be deemed to include the plural and vice-versa.

         (p) CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         (q) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof. There are no contemporaneous agreements, oral or written, by or among the Parties regarding the subject matter hereof.

         (r) ADDITIONAL DOCUMENTS. The Parties to this Agreement shall cause to be delivered on the Closing Date, or at such other times and places as shall be agreed upon, such additional documents as a Party may reasonably require for the purpose of carrying out this Agreement. The Parties shall exert best efforts in coordinating such requests, and shall direct officers, directors, employees and representatives to furnish information, evidence, testimony, and other assistance in connection with resolution of any disputes arising from this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in multiple counterpart originals as of the date first above written.


                            (SIGNATURE PAGES FOLLOW.)





















"MIDCOAST":                         "DPI":

MIDCOAST ENERGY RESOURCES, INC.     DUFOUR PETROLEUM, INC.


By:_________________________        By:______________________
   Dan C. Tutcher,                     Curtis J. Dufour, III,
   President                           President

"MAGNOLIA"                       "DPI SHAREHOLDERS":
 MAGNOLIA RESOURCES, INC.

By:_________________________        _________________________
   Dan C. Tutcher,                  CURTIS J. DUFOUR, III
   President

"DPI/MIDCOAST"                         _________________________
                                          DONNA M. DUFOUR
 DPI/MIDCOAST, INC.

By:_____________________               "FLARE MINORITY OWNERS:"
   Michael E. Howell,
   President
                                          -------------------------
                                          JAMES DREW LAUGHLIN


                                         ------------------------
                                          MICHAEL E. HOWELL

                                          -------------------------
                                          GREG A. HAEUSLER


                                          -------------------------
                                          GREG L. ROBBINS

                                          -------------------------
                                          DEWAY GREENE

                                          -------------------------
                                          RONALD L. LUBRITZ


                                          -------------------------
                                          DAVID I. HIRSCH